Brent M. Boyles Appointed President and CEO of Maine & Maritimes Corporation

PRESQUE ISLE, ME -- 03/19/2007 -- The Board of Directors of Maine & Maritimes Corporation (AMEX: MAM) today announced that Brent M. Boyles has been selected to become the organization's next President and CEO, effective May 8, 2007. Following the Corporation's May Annual Meeting of Shareholders, Boyles will assume the leadership position at MAM, while continuing his responsibilities as President and CEO of Maine Public Service Company, a regulated electric distribution and transmission subsidiary of MAM.

According to Nathan L. Grass, a Director of Maine & Maritimes Corporation who has been serving as Interim President and CEO, "Our search for the right executive leader has been deliberate, with a focus on finding someone with demonstrated skills in utility growth and utility operations. We believe that Brent's proven experience will reinvigorate our organization as we renew our focus on core competencies in the utility industry, utility-related growth, and move to a much simpler business model." MAM officials are pursuing a divestiture of unregulated engineering companies over the next twelve months and during the transition will dedicate their efforts on optimizing the value of the core utility business.

Richard G. Daigle, Chairperson of the Board of Directors, added, "We are delighted to welcome Brent as the President and Chief Executive Officer of MAM at this very important time in our history. He is deeply respected throughout the organization, brings broad experience from both utility and military backgrounds, and possesses a unique set of leadership capabilities for his new role. The Company's future success will result from strong leadership and our ongoing commitment to quality customer service, cost controls, prudent infrastructure investments, a keen focus on reliability, and working collaboratively with our regulators and other stakeholders to resolve energy-related issues in the State of Maine."

Boyles has nearly twenty-three years of experience in the regulated electric utility industry, with extensive experience in corporate planning, regulatory compliance, rate design, and operations. He has served as Maine Public Service Company's President and CEO, Vice President of Marketing and Customer Service, Manager of Planning and Systems Operations, Manager of Corporate Planning, Supervisor of Power Supply and Planning, and as Planning Engineer. Additionally, he has extensive management experience through a dual career in the military, including five years of active duty service with the 82nd Airborne Division of the U. S. Army and twenty-three years in the Maine Army National Guard. Boyles was promoted to the rank of Brigadier General in May 2006 and currently serves as the Assistant Adjutant General for the State of Maine. As commander of more than 2,000 Maine soldiers, Boyles recently returned from a second visit to U.S. troops deployed in Afghanistan in support of the global war on terrorism.

A native of Mapleton, Maine, Boyles holds a Bachelor's degree from the U.S. Military Academy at West Point, a Graduate degree in Management, and a Master of Strategic Studies from the U.S. Army War College. He serves on the boards of Maine Yankee Atomic Power Company, Maine Electric Power Company, the Foundation of the University of Maine at Presque Isle, Maine Potato Growers, and is the Vice Chairperson of the Energy Council of the Northeast. Boyles and his wife, Duska, reside in Mapleton and have three children: son Bradlee, and daughters Morgan and Melissa.

Maine & Maritimes Corporation (AMEX: MAM) is the parent company of Maine Public Service Company, a regulated electric transmission and distribution utility serving approximately 35,000 electricity customers in Northern Maine. MAM is also the parent company for subsidiaries involved in unregulated operations such as engineering and real estate. Corporate headquarters are located in Presque Isle, Maine and the corporate website is www.maineandmaritimes.com.

Cautionary Statement Regarding Forward-Looking Information:

Except for historical information, all other information provided in this news release consists of "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1935. Although Maine & Maritimes Corporation believes that such statements are based on reasonable assumptions, any such statements involve uncertainties and risks that may cause actual results to differ materially from those projected, anticipated, or implied. MAM cautions that there are certain factors that can cause actual results to differ materially from forward-looking information that has been provided, including, without limitation, potential changes in applicable laws and regulations, potential changes in Management, its ability to raise necessary operating and growth capital, increased interest costs, its ability to execute its business plans in a timely and efficient manner, the loss of customers and other factors that are more detailed in MAM's filings with the Securities and Exchange Commission.

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For More Information Contact:
Annette N. Arribas, CTP, CCEP
VP Investor Relations, Corporate Compliance, and Treasurer
Tel: 207.760.2402
www.maineandmaritimes.com